EXHIBIT 8.1


                              LIST OF SUBSIDIARIES

                              LIST OF SUBSIDIARIES




1.     Trimark Resources Inc. Incorporated in Colorado on June 4, 1993.

2.     Safari Petroleum LLC.  Incorpoated in Colorado on June 14, 1995.













                                       31